EXHIBIT 99.1

Rhino Resource Partners LP Announces Fourth Quarter Distribution and Provides Operational Update

Rhino Resource Partners LP (NYSE: RNO) ("Rhino" or the "Partnership") today announced a cash distribution of $0.05 per common unit, or $0.20 per unit on an annualized basis.  This distribution will be paid on February 13, 2015 to all common unitholders of record as of the close of business on January 30, 2015 and no distribution will be paid on the subordinated units.

In addition, Rhino is providing an operational update of its fourth quarter activities.

Pennyrile

  Rhino is finalizing an additional long-term sales contract with a local utility customer for 150,000 tons in 2015, 400,000 tons in 2016 and 550,000 tons in 2017.
  Along with the existing long-term contract for 800,000 tons per year, this additional long-term contract will extend the committed sales to 1.2 million ton in 2016 and 1.35 million tons in 2017.
  A second mining section has been added to the Riveredge mine to increase production capacity to fulfill the current long-term contracts.  Rhino is pursuing additional long-term sales agreements for this operation to reach its potential of 2.0 million tons per year.
  Rhino's Pennyrile operations produced approximately 111,000 tons during the fourth quarter while coal sales were approximately 143,000 tons.
  While mining conditions improved in the fourth quarter, the Pennyrile operation continued to experience higher than anticipated mining and coal processing costs.  However, MSHA recently approved a deep cut mining plan, which should lead to improvements in productivity and lower mining costs in the future.
  Pennyrile's sales remain fully contracted through 2015 and as production is further ramped up, Rhino expects the mine to be sold out through 2016.

Rhino Eastern

  Rhino completed an agreement to dissolve the Rhino Eastern joint venture with Patriot Coal Corporation ("Patriot").
  Patriot received the current Eagle mining operations and related coal reserves that had been previously owned and operated by the Rhino Eastern joint venture.
  Rhino received approximately 37 million tons of premium metallurgical coal reserves not related to the Eagle mining area and a recoupable prepaid royalty balance that will provide value to Rhino when these coal reserves are mined in the future.
  Rhino anticipates the divestiture of the Rhino Eastern joint venture will improve the Partnership's cash flow by approximately $6 million in 2015.

Northern Appalachia

  Northern Appalachia operations produced approximately 256,000 tons of steam coal during the fourth quarter.  Coal sales were approximately 257,000 tons and limestone sales totaled approximately 179,000 tons.
  Sales at Rhino's Hopedale and Sands Hill operations in Northern Appalachia are fully contracted through 2015.
  At Hopedale, railroad service impacted production and sales during the quarter, as production shifts were cancelled due to coal stockpile limitations at the mine.  Rail service did improve in December and Rhino has received indications that railroad service will continue to improve in 2015.

Rhino Western

  Rhino's Castle Valley operation continues to perform well and produced approximately 287,000 tons and sold approximately 301,000 tons during the fourth quarter.
  Castle Valley's sales remain fully contracted through 2016.

Central Appalachia

  During the quarter, Central Appalachia operations produced approximately 172,000 tons of steam coal and approximately 84,000 tons of met coal.  Met coal sales totaled approximately 103,000 tons and steam coal sales were approximately 171,000 tons.
  Rhino continues to evaluate its Central Appalachia operations to reduce costs at idle facilities and better utilize the Partnership's lower cost Central Appalachia properties.
  During the fourth quarter, lessees at Rhino's Elk Horn operation produced approximately 671,000 tons from its properties.

Guidance

  Rhino will provide further updates when fourth quarter earnings results are issued in late February 2015.

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Rhino's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Rhino's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Forward Looking Statements

Except for historical information, statements made in this press release are "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino's current expectations and beliefs concerning future developments and their potential effect on Rhino's business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino's control or ability to predict. Therefore, actual results and developments could materially differ from Rhino's historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino's ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability and failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino's ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; Rhino's ability to acquire replacement coal reserves that are economically recoverable; inaccuracies in Rhino's estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino's ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino's dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino's mines; defects in title in properties that Rhino owns or losses of any of Rhino's leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

Other factors that could cause Rhino's actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a diversified energy limited partnership that is focused on coal and energy related assets and activities, including energy infrastructure investments.  Rhino produces metallurgical and steam coal in a variety of basins throughout the United States and it leases coal through its Elk Horn subsidiary.

About Wexford Capital LP

Rhino's general partner, Rhino GP LLC, is an affiliate of Wexford Capital LP ("Wexford").  Wexford is an SEC registered investment advisor with approximately $4 billion of assets under management.  Wexford has particular expertise in the energy/natural resources sector with actively managed investments in coal, oil and gas exploration and production, energy services and related sectors.  Through Wexford's extensive portfolio of energy, resource and related investments, it sees a broad flow of potential new investment opportunities, many of which could be suitable for Rhino.  Although Wexford has no obligation to provide such investment opportunities to Rhino, it has made available several of these investments to Rhino and  expects to be in a position to continue to selectively source and underwrite for Rhino new coal, energy and related investment opportunities.

Additional information regarding Rhino and Wexford is available on their respective web sites - RhinoLP.com and Wexford.com.

# # #

CONTACT: Scott Morris
         +1 859.519.3622
         smorris@rhinolp.com